UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) February 25, 2016

CHUGACH ELECTRIC ASSOCIATION, INC.

(Exact name of registrant as specified in its charter)

Alaska	33-42125	92-0014224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5601 Electron Drive, Anchorage, AK	99518
(Address of Principal’s Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (907) 563-7494

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)  On February 25, 2016, the Board of Directors (Board) of Chugach Electric Association, Inc. (Chugach) acknowledged the retirement of Chugach’s current Chief Executive Officer (CEO), Bradley W. Evans, effective July 17, 2016. Mr. Evans’ retirement is not due to any disagreement between Mr. Evans and Chugach on any matter relating to Chugach’s operations, policies, or practices.

(c)  On February 25, 2016, the Board also appointed Lee D. Thibert, 60, to serve as Chugach’s CEO effective July 17, 2016.

Prior to his appointment as CEO, Mr. Thibert served Chugach as the Sr. Vice President, Strategic Development and Regulatory Affairs since July 1, 2013. Prior to that appointment he served as Sr. Vice President, Strategic Planning and Corporate Affairs since June 11, 2008, Sr. Vice President, Power Delivery from March 20, 2006, to February 1, 2008, General Manager, Distribution Division since January 31, 2005, Sr. Vice President, Power Delivery since June 3, 2002, Executive Manager, Transmission & Distribution Network Services since June 1, 1997, Executive Manager, Operating Divisions from June of 1994. Before moving up to the Executive Manager position, he served as Director of Operations from May of 1987.

Mr. Thibert has no family relationships with any current director, director nominee, or executive officer of Chugach, and there are no transactions or proposed transactions, to which Chugach is a party, or intended to be a party, in which Mr. Thibert has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Thibert was not appointed as the CEO of Chugach pursuant to any arrangement or understanding with any other parties.

(e)  The employment agreement with Mr. Thibert has a term of four (4) years, commencing May 1, 2016, and ending April 30, 2020, with a one year extension if the Board does not give notice of renewal or termination by October 31, 2019. Under his employment agreement, Mr. Thibert will receive an annual base salary of $320,000. Mr. Thibert will be eligible for an annual merit increase in salary based on performance standards determined by the Board. Salary changes shall be effective May 1st of each year of the employment agreement. Mr. Thibert will also be eligible for annual performance payments calculated as a percentage of his base salary based on performance objectives to be determined by the Board. If Mr. Thibert is terminated by Chugach without cause, he will receive a lump sum payment equal to 100% of his annual base salary and the full cost of any continuation coverage required under the Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1985, as amended, for a period not in excess of twelve (12) months on an after-tax basis or until Mr. Thibert becomes eligible to participate in another employer’s health care plan, whichever is shorter. Following termination of his employment agreement, Mr. Thibert has agreed not to compete with Chugach for a period of one year.

Mr. Thibert’s employment agreement, in its entirety, will be filed as an exhibit to Chugach’s next quarterly filing on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 1, 2016		CHUGACH ELECTRIC ASSOCIATION, INC.
	By:	/s/ Bradley W. Evans
Bradley W. Evans
Chief Executive Officer